Exhibit 99.2

CONTACTS:
Julie Treon	Brian Levine
Media Relations	Media Relations
630-864-6155	561-438-2895
julietreon@officemax.com	Brian.Levine@officedepot.com

Mike Steele	Rich Leland
Investor Relations	Investor Relations
630-864-6826	561-438-3796
michaelsteele@officemax.com	Richard.Leland@officedepot.com

OFFICE DEPOT, INC. RECEIVES $35 MILLION DISTRIBUTION FROM

BOISE CASCADE HOLDINGS, L.L.C.

Retains Ownership of 20% in Voting Equity Securities

Boca Raton, Fla. and Naperville, Ill., November 15, 2013 – Office Depot, Inc. (NYSE: ODP), a leading global provider of office products, services, and solutions formed by the merger of Office Depot and OfficeMax, today announced that it received an approximately $35 million cash distribution on November 14, 2013 related to OfficeMax Incorporated’s October 2004 investment in Boise Cascade Holdings, L.L.C. (“BCH”). Through OfficeMax, Office Depot, Inc. owns approximately 20% of the voting equity securities (“Common Units”) of BCH.

The $35 million received by Office Depot, Inc. was part of a $174 million distribution that BCH made to the holders of its Common Units following a secondary offering of approximately 8 million common shares of Boise Cascade Company (“BCC”). Following the transaction, BCH owns approximately 7.8 million common shares of BCC, and Office Depot, Inc.’s investment in BCH represents approximately 1.6 million common shares of BCC.

About Office Depot, Inc.

Formed by the merger of Office Depot and OfficeMax, Office Depot, Inc. is a leading global provider of products, services, and solutions for every workplace – whether your workplace is an office, home, school, or car.

Office Depot, Inc. is a resource and a catalyst to help customers work better. We are a single source for everything customers need to be more productive, including the latest technology, core office supplies, print and document services, business services, facilities products, furniture, and school essentials.

The company has combined annual sales of approximately $17 billion, employs about 66,000 associates, and serves consumers and businesses in 59 countries with more than 2,200 retail stores, award-winning e-commerce sites and a dedicated business-to- business sales organization – all delivered through a global network of wholly owned operations, joint ventures, franchisees, licensees and alliance partners. The company’s portfolio of leading brands includes Office Depot, OfficeMax, OfficeMax Grand & Toy, Viking, Ativa, TUL, Foray, and DiVOGA.

Office Depot, Inc.’s common stock is listed on the New York Stock Exchange under the symbol ODP. Additional press information can be found at: http://news.officedepot.com.

Additional information about the recently completed merger of Office Depot and OfficeMax can be found at http://officedepotmaxmerger.com.

All trademarks, service marks and trade names of Office Depot, Inc. and OfficeMax Incorporated used herein are trademarks or registered trademarks of Office Depot, Inc. and OfficeMax Incorporated, respectively. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD-LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to, among other things, the Company, the merger and other transactions contemplated by the merger agreement, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the Company’s control. There can be no assurances that the Company will realize these expectations or that these beliefs will prove correct, and therefore investors and shareholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include adverse regulatory decisions; the risks that the combined company will not realize the estimated accretive effects of the merger or the estimated cost savings and synergies; the businesses of Office Depot and OfficeMax may not be integrated successfully or such integration may take longer, be more difficult, time-consuming or costly to accomplish than expected; the business disruption following the merger, including adverse effects on employee retention; the combined company’s ability to maintain its long-term credit rating; unanticipated changes in the markets for the combined company’s business segments; unanticipated downturns in business relationships with customers; competitive pressures on the combined company’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; new laws and governmental regulations. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties described in Office Depot’s and OfficeMax’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The combined company does not assume any obligation to update or revise any forward-looking statements.